Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-XXXXXX on Form S-8 of our reports dated March 10, 2011, relating to the consolidated financial statements of Rockville Financial, Inc. and subsidiaries (collectively “the Company”) and the effectiveness of the Company’s internal control over financial reporting, which appears in the Annual Report on Form 10-K of Rockville Financial, Inc.

/s/ Wolf & Company, P.C.

Boston, Massachusetts April 12, 2011